Exhibit 99.1

VASCO Reports Results for First Quarter 2017

•	Q1 Total revenue of $42 million

•	Q1 GAAP operating income of $0.3 million

•	Q1 GAAP earnings per share of $0.01

•	Q1 Non-GAAP earnings per share of $0.08[1]

OAKBROOK TERRACE, IL, and ZURICH, April 27, 2017 - VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in digital solutions including identity, security and business productivity, today reported financial results for the first quarter ended March 31, 2017.

“Our first quarter provided a solid start to the year as we made important progress in transitioning VASCO into a business with an increased focus on software. Demand for our software solutions remained strong and for the first time more than 50% of our revenue was derived from non-hardware solutions, which includes our mobile security suite, DIGIPASS for Apps, and our e-signature solution, eSignLive,” stated T. Kendall Hunt, VASCO Chairman & CEO. “Increased software sales allowed us to improve gross margins approximately three percent above the first quarter of last year. We remain confident in our strategy of delivering innovative solutions that enable our customers to grow their business by ensuring trust in people, their devices, and the transactions they conduct.”

Revenue for the first quarter of 2017 decreased 10.3% to $42.0 million from $46.8 million in the first quarter of 2016.

Net income for the first quarter of 2017 was $0.6 million, or $0.01 per fully diluted share, a decrease of $1.6 million, or 73.9% from $2.2 million, or $0.06 per fully diluted share, for the first quarter of 2016.

Operating income for the first quarter of 2017 was $0.3 million, a decrease of $2.8 million, or 90.3%, from $3.1 million reported for the first quarter of 2016. Operating income as a percentage of revenue was 0.7% for the first quarter 2017, compared to 6.7% for the comparable period in 2016.

Non-GAAP net income, which excludes both long-term incentive compensation and amortization of intangible assets, for the first quarter of 2017 was $3.2 million, or $0.08 per fully diluted share, a decrease of $2.4 million, or 42.7% from $5.6 million, or $0.14 per fully diluted share, for the first quarter of 2016.

[1]	An explanation of the use of non-GAAP measures is included below under the heading “non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in tables below.

Other Financial Highlights

•	Gross profit was $29.9 million, or 71.3% of revenue, for the first quarter of 2017. Gross profit was $32.1 million, or 68.6% of revenue for the first quarter of 2016.

•	Operating expenses for the first quarter of 2017 were $29.6 million, an increase of 2.1% from $29.0 million reported for the first quarter of 2016.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) was $3.1 million for the first quarter of 2017, a decrease of 48.4% from $6.1 million reported for the first quarter of 2016.

•	Cash, cash equivalents and short-term investments at March 31, 2017 totaled $146.0 million compared to $144.2 million at December 31, 2016.

Operational and Other Highlights

•	VASCO introduced behavioral biometric authentication and an updated version of IDENTIKEY Risk Manager at RSA Conference 2017 and CeBIT 2017.

•	Mizuho Bank implemented DIGIPASS for Apps to protect online and mobile banking transactions.

•	The U.S. Census Bureau implemented eSignLive to enable a digital process for performance reviews of its 15,000 employees.

•	The largest bank in Romania, Banca Comerciala Romana, implemented DIGIPASS for Mobile to enable secure mobile and online banking.

•	VASCO introduced a Digital Mortgage solution within its eSignLive product to provide digital management of electronic signatures, document delivery, closing, and document vaulting.

Guidance for full-year 2017

VASCO is maintaining guidance for the full-year 2017 as follows:

•	Revenue is expected to be in the range of $180 million to $190 million; and

•	Operating income as a percentage of revenue, excluding amortization of purchased intangible assets, is projected to be in the range of 1% to 5%.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, April 27, 2017, at 4:30 p.m. EDT/22:30h CEST. During the conference call, Mr. Ken Hunt, Chairman and CEO, Mr. Scott Clements, President and COO, and Mr. Mark Hoyt, CFO, will discuss VASCO’s results for the first quarter 2017.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: 800-678-2337

International: +1-303-223-4393

Please mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on ir.vasco.com. The recorded version of the Conference Call will be available on the VASCO website as soon as possible following the call and will be available for reply for at least 60 days.

About VASCO

VASCO is a global leader in delivering trust and business productivity solutions to the digital market. VASCO develops next generation technologies that enable more than 10,000 customers in 100 countries in financial, enterprise, government, healthcare and other segments to achieve their digital agenda, deliver an enhanced customer experience and meet regulatory requirements. More than half of the top 100 global banks rely on VASCO solutions to protect their online, mobile, and ATM channels. VASCO’s solutions combine to form a powerful trust platform that empowers businesses by incorporating identity, fraud prevention, electronic and transaction signing, mobile application protection and risk analysis. Learn more about VASCO at VASCO.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, without limitation the guidance for full year 2017. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors have been described in our Annual Report on Form 10-K for the year ended December 31, 2016 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. These risks, uncertainties and other factors include VASCO’s ability to integrate eSignLive into the global business of VASCO successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the revenue synergies, cost savings and other economic benefits that VASCO anticipates as a result of this acquisition are not fully realized or take longer to realize than expected. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

VASCO Data Security International, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2017	2016
Revenue
Product and license	$31,561	$38,731
Services and other	10,404	8,036

Total revenue	41,965	46,767

Cost of goods sold
Product and license	9,540	12,811
Services and other	2,513	1,852

Total cost of goods sold	12,053	14,663

Gross profit	29,912	32,104

Operating costs
Sales and marketing	13,702	12,870
Research and development	5,856	5,568
General and administrative	7,853	8,327
Amortization of purchased intangible assets	2,199	2,224

Total operating costs	29,610	28,989

Operating income	302	3,115

Interest income, net	290	109
Other income, net	214	361

Income before income taxes	806	3,585
Provision for income taxes	233	1,386

Net income	$573	$2,199

Basic income per share	$0.01	$0.06

Diluted income per share	$0.01	$0.06

Weighted average common shares outstanding:
Basic	39,760	39,681

Diluted	39,770	39,755

VASCO Data Security International, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$56,278	$49,345
Short term investments	89,698	94,856
Accounts receivable, net of allowance for doubtful accounts of $541 in 2017 and $535 in 2016	35,237	36,693
Inventories	18,823	17,420
Prepaid expenses	4,190	3,249
Other current assets	5,172	5,596

Total current assets	209,398	207,159

Property and equipment, net	3,143	3,281
Intangible assets, net of accumulated amortization	44,361	46,549
Goodwill	54,706	54,409
Other assets, net of accumulated amortization	16,431	15,872

Total assets	$328,039	$327,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,437	$8,915
Deferred revenue	38,102	36,364
Accrued wages and payroll taxes	12,572	10,894
Income taxes payable	1,680	4,594
Other accrued expenses	5,204	5,464
Deferred compensation	1,972	1,729

Total current liabilities	66,967	67,960

Other long-term liabilities	1,881	1,878
Deferred income taxes	1,000	853

Total liabilities	69,848	70,691

Stockholders’ equity

Common stock	40	40
Additional paid-in capital	87,871	87,481
Accumulated income	179,124	178,551
Accumulated other comprehensive loss	(8,844)	(9,493)

Total stockholders’ equity	258,191	256,579

Total liabilities and stockholders’ equity	$328,039	$327,270

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using certain non-GAAP operating metrics, namely EBITDA, non-GAAP Net Income and non-GAAP Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. The Company also believes these non-GAAP operating metrics provide additional tools for investors to use to compare its business with other companies in its industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment. Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are found below.

EBITDA

We define EBITDA as net income before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find the comparison of our results to those of our competitors is facilitated when we do not consider the impact of those items on our competitors’ results.

Reconciliation of Net Income to Earnings Before

Interest, Taxes, Depreciation and Amortization (EBITDA)

(in thousands, unaudited)

	Three months ended March 31,
	2017	2016
Net Income	$573	$2,199
Interest income, net	(290)	(109)
Provision for income taxes	233	1,386
Depreciation and amortization	2,633	2,621

EBITDA	$3,149	$6,097

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define non-GAAP Net Income and non-GAAP Diluted EPS, as net income or EPS before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

We also exclude amortization of purchased intangible assets as we believe the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, purchased intangible assets contribute to current and future revenue and related amortization expense will recur in future periods until expired or written down. Finally, we make a tax adjustment based on the above adjustments resulting in an effective tax rate on a non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconcilation of Net Income to Adjusted Net Income

(in thousands)

(unaudited)

	Three months ended March 31,
	2017	2016
Net Income	$573	$2,199
Long-term Incentive Compensation	1,100	2,033
Amortization of Intangible Assets	2,199	2,224
Tax impact of Adjustments*	(660)	(851)

Adjusted Net Income	$3,212	$5,605

Reconciliation of Diluted EPS to Adjusted Diluted EPS

(unaudited)

	Three months ended March 31,
	2017	2016
Diluted EPS	$0.01	$0.06
Long-term Incentive Compensation	0.03	0.05
Amortization of Intangible Assets	0.06	0.05
Tax impact of Adjustments*	(0.02)	(0.02)

Adjusted Diluted EPS	$0.08	$0.14

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

Copyright © 2017 VASCO Data Security, Inc., VASCO Data Security International GmbH. All rights reserved. VASCO®, DIGIPASS®, CRONTO®, and eSignLive™ are registered or unregistered trademarks of VASCO Data Security, Inc. and/or VASCO Data Security International GmbH, or Silanis Technology Inc. in the U.S. and other countries.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com